UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report: October 26, 2006
(Date of earliest event reported)

Hawk Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13797 (Commission File Number)	34-1608156 (I.R.S. Employer Identification Number)

200 Public Square, Suite 1500, Cleveland, Ohio 44114
(Address of principal executive offices including zip code)

(216) 861-3553
(Registrant’s telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 26, 2006, Hawk Corporation issued a press release regarding its retention of Jefferies and Company, Inc. to act as its exclusive financial advisor to assist Hawk in exploring the possible sale of its precision components group.  The press release is attached as Exhibit 99.1 and is also available at Hawk’s website at www.hawkcorp.com.  Pursuant to General Instruction B, subsection 2, of Form 8-K, Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, but is instead furnished as required by that section.

This press release includes forward-looking statements within the meaning of the federal securities laws with respect to the Company’s future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Reference is made to Hawk’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005, its quarterly reports on Form 10-Q, and other periodic filings for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits

99.1	Hawk Corporation Press Release dated October 26, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2006	HAWK CORPORATION
	By:	/s/ Thomas A. Gilbride
Thomas A. Gilbride
Vice President - Finance and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Hawk Corporation Investor Presentation dated October 26, 2006

Exhibit 99.1

Hawk to Explore Strategic Alternatives for its
Precision Components Segment

CLEVELAND, Ohio - October 26, 2006 - Hawk Corporation (AMEX:HWK) announced today that it has retained Jefferies and Company, Inc. to act as its exclusive financial advisor to assist the Company in exploring the possible sale of its precision components group. That business segment of the Company manufactures and sells powder metal precision components and metal injection molded components used in industrial, consumer and other applications.

Ronald E. Weinberg, Chairman and CEO of Hawk stated, “Our precision components group is an excellent business with very capable leadership. Our exploration of a possible sale is based on focusing on the many growth opportunities available to us in our friction products and performance racing segments. Our friction business is examining initiatives on a global basis and across many market segments and we intend to fully explore and execute against them. Also, we are mindful of capital efficiency and its role in maximizing shareholder value.”

Mr. Weinberg added, “At this point in time, we are exploring alternatives and there is no assurance that any discussions will result in a transaction. We do not intend to further update our disclosure during the course of this process until and unless our Board of Directors approves a specific transaction.”

The Company
Hawk Corporation is a leading worldwide supplier of highly engineered products. Its friction products group is a leading supplier of friction materials for brakes, clutches and transmissions used in airplanes, trucks, construction and mining equipment, farm equipment, recreational and performance automotive vehicles. Through its precision components group, the Company is a leading supplier of powder metal and metal injected molded components used in industrial, consumer and other applications, such as pumps, motors and transmissions, lawn and garden equipment, appliances, small hand tools and trucks. The Company’s performance racing group manufactures clutches and gearboxes for motorsport applications and performance automotive markets. Headquartered in Cleveland, Ohio, Hawk has approximately 1,800 employees at 17 manufacturing, research, sales and administrative sites in 5 countries.

Forward Looking Statements
This press release includes forward-looking statements regarding Hawk’s exploring the possible sale of its precision components group and growth opportunities in Hawk’s friction products and performance racing segments. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company that could cause actual results to differ materially from such statements. Actual results and events may differ significantly from those projected in the forward-looking statements. Hawk cannot provide any assurance when a transaction involving the precision components group will occur, or if a transaction will occur at all. Reference is made to Hawk’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005, its quarterly reports on Form 10-Q, and other periodic filings, for a description of factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Information
Ronald E. Weinberg, Chairman & CEO
(216) 861-3553

Joseph J. Levanduski, CFO
(216) 861-3553

Hawk Corporation is online at: www.hawkcorp.com